Exhibit 3.1

THE COMPANIES CODE 1963 (ACT 179)
REGULATIONS OF
(A PRIVATE COMPANY LIMITED BY SHARES)

1. The name of the Company is CANOLA PROPERTY GHANA LIMITED

2. The nature of the business which the Company is authorised to carry on are:-

   1. CONSTRUCTION OF REAL ESTATES AND PROPERTY DEVELOPMENT AND AGRICULTURAL BUSINESS SERVICES

   2. EXPORT AND HIRING OF AGRICULTURAL EQUIPMENT AND MATERIALS TO THE AGRICULTURAL SECTOR

REGISTRAR GENERAL'S DEPT
CERTIFIED TRUE COPY
2011
Registrar of Companies

3. Pursuant to section 24 of the Companies Code, 1963, (Act 179) the company has for the furtherance of its authorised businesses all the powers of a natural person of full capacity except in so far as such powers are expressly excluded by these Regulations.

4. The First directors of the Company are:-

   1. DAVID ASIEDU

   2. ANDRE RAFNSSON

5. The powers of the board of directors are limited in accordance with Section 202 of the Code.

6. The Liability of the members of the Company is limited.

7. The Company is to be registered with 500,000,000 Shares of no par Value.

We the undersigned are desirous of forming an incorporated Company in pursuance of these Regulations and we respectively agree to take the number of shares in the Company set opposite our respective names and to pay therefore in cash the consideration respectively stated.

Address and Description of Subscribers	Number of Shares Taken by Each Subscriber	Consideration Payable In Cash
INVEST IN GHANA CO. LIMITED REPRESENTED BY: LARS BOLLERUP DENISH BUSINESSMAN 48 YRS BOX KIA 9732, AIRPORT; ACCRA	6,300	GH¢6,300.00
GLOBAL GREEN CAPACITY LIMITED REPRESENTED BY: ANDRE RAFNSSON SPANIARD - 47 YRS BUS [illegible] BOX KIA 9732 AIRPORT; ACCRA	68,700	GH¢68,700.00

REGISTRAR GENERAL'S DEPT
CERTIFIED TRUE COPY
2011
Registrar of Companies

Dated this 4th day of July 20 11

WITNESS to the above Signature:

Full Name:

Address:

Occupation:

SAMUEL KORLETEY AMARTEY
P.O. BOX NT 88
ACCRA NEW TOWN
Commissioner For Oaths